EXHIBIT 5(A)

                                                             January 29, 1997
   RE:  Stewardship Financial Corporation
        Registration Statement on Form S-8

Stewardship Financial Corporation
630 Godwin Avenue
Midland Park, NJ 07432

Dear Sirs:

     We have acted as counsel for Stewardship Financial Corporation, a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to an aggregate of 80,000 shares of Common Stock, no par value per share, of the Company (the "Shares"), reserved for issuance pursuant to the Company's 1995 Stock Option Plan, the Company's 1995 Stock Option Plan for NonEmployee Directors, the Company's Stock Bonus Plan, and the Company's 1995 Employee Stock Purchase Plan. Each of the Company's 1995 Stock Option Plan, the Company's 1995 Employee Stock Purchase Plan, the Company's Stock Bonus Plan and the 1995 Stock Option Plan for NonEmployee Director are herein referred to as a "Plan".

     In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, each Plan, and such other certificates, records, instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that:

     Upon issuance and delivery by the Company of the Shares in accordance with the terms of the applicable Plan for such Shares, the Shares issued thereunder will be legally issued, fully paid and non-assessable.

     The issuance of the Shares is subject to the continuing effectiveness of the Registration Statement and the qualification, or exemption from registration, of such Shares under certain state securities laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                      Very truly yours,


                                                     /s/ McCARTER & ENGLISH
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